SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2008

(Exact name of registrant as specified in its charter)

Nevada	333-125907	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Jerry Parish
President
The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.                                                                           On August 11, 2008, The Mint Leasing, Inc. (OTC BB: MLES), which represents an alternative to traditional financing companies by leasing high-quality automobiles to the average purchaser through premier retailers, today announced that it has retained RJ Falkner & Company to develop and implement a comprehensive investor relations program for the Company.

RJ Falkner & Company, Inc. is an investment research and financial communications firm that seeks out undervalued small-cap companies with the potential to outperform the overall stock market on an intermediate- and long-term basis.  Its research analysts work with the managements of such companies to broaden their exposure within the investment community and expand the level of interest among investment professionals and high-net-worth individual investors.  Additional information on RJ Falkner & Company, Inc. is available on the Internet at www.rjfalkner.com.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated August 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: August 11, 2008	By: /s/ Jerry Parish
Jerry Parish President & CEO

Exhibit 99.1
Press Release dated August 11, 2008

For Immediate Release

THE MINT LEASING, INC.
RETAINS RJ FALKNER & COMPANY, INC. AS
INVESTOR RELATIONS COUNSEL

HOUSTON, Texas -- August 11, 2008 – The Mint Leasing, Inc. (OTC BB: MLES), which represents an alternative to traditional financing companies by leasing high-quality automobiles to the average purchaser through premier retailers, today announced that it has retained RJ Falkner & Company to develop and implement a comprehensive investor relations program for the Company.

RJ Falkner & Company, Inc. is an investment research and financial communications firm that seeks out undervalued small-cap companies with the potential to outperform the overall stock market on an intermediate- and long-term basis.  Its research analysts work with the managements of such companies to broaden their exposure within the investment community and expand the level of interest among investment professionals and high-net-worth individual investors.  Additional information on RJ Falkner & Company, Inc. is available on the Internet at www.rjfalkner.com.

“We selected RJ Falkner & Company as our investor relations firm because of its expertise in shareholder communications and the relationships that its research analysts have developed within the investment community during the past 38 years,” stated Jerry Parish, President and Chief Executive Officer of The Mint Leasing, Inc.

“We are excited to be selected to provide a full range of investor relations services to The Mint Leasing, Inc.,” commented R. Jerry Falkner, CFA, President of RJ Falkner & Company, Inc.  “Through its innovative leasing services in a growing number of states, The Mint Leasing works directly with brand-name automobile dealers to provide their customers with attractive alternatives for the acquisition of new or low-mileage pre-owned vehicles.  With leading automobile finance companies cutting back on their finance and leasing operations, we believe The Mint Leasing is well-positioned to expand its share of the automobile leasing market, which has historically accounted for about 20 percent of the auto market, in coming years.”

The agreement between The Mint Leasing, Inc. and RJ Falkner & Company covers one year and provides for assistance in investor relations, press release development, the preparation of independent analyses and research reports, and other related services of benefit to The Mint Leasing, Inc.  Any forecasts, projections and/or conclusions contained in the research reports published by RJ Falkner & Company will be independently prepared by RJ Falkner & Company, unless otherwise stated, and will not be endorsed by the management of The Mint Leasing, Inc.

About The Mint Leasing, Inc.

The Mint Leasing, Inc. represents an alternative to traditional financing companies by leasing high-quality automobiles to the average purchaser through premier retailers.  Most of its customers are located in Texas and six other states in the southeastern U.S.  The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.  The Mint Leasing, Inc. is responsible for underwriting criteria and procedures, administration of the leases, and collection of payments from lessees.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTC Bulletin Board under the symbol “MLES”.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties, and other risks disclosed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.
Contact:  R. Jerry Falkner, CFA, RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com or The Mint Leasing, Inc. Investor Relations at investorinfo@mintleasing.com